Exhibit 24.1


HOBE & LUCAS
CERTIFIED PUBLIC ACCOUNTANTS, INC.
--------------------------------------------------------------------------------

                                                    4807 Rockside Road, Suite510
                                                        Independence, Ohio 44131
                                                             Tel: (216) 524-8900
                                                             Fax: (216) 524-8777

Edward A. Barth
E and S Holdings, Inc.
5046 East Boulevard Northwest
Canton, Ohio 44718

                        CONSENT OF INDEPENDENT AUDITORS'

This firm was the independent auditor for E and S Holdings, Inc. (a development stage company) as of September 30, 2001, and the period beginning June 20, 2001 (inception) and ended September 30, 2001. In this context, we understand that the Company is filing a Form SB-2A3 with the Securities and Exchange Commission.

Pursuant to Item 601(b) (23) of regulation S-K, this letter will serve as our consent for the Company to file with the Form SB-2A3 our Independent Auditors' Report dated October 24, 2001 and to the reference of Hobe & Lucas, Certified Public Accountants, Inc., therein


                                        /s/ Hobe & Lucas CPAs, Inc.

                                        Hobe & Lucas
                                        Certified Public Accountants, Inc.

Independence, Ohio
June 17, 2002